Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 (SEC File No.
333-2053636) of our report dated March 13, 2024, on our audit of the consolidated financial statements of
CB Financial Services, Inc. as of and for the year ended December 31, 2023 and 2022, which report is included in
CB Financial Services, Inc.’s Annual Report on Form 10-K.

/s/ FORVIS, LLP

Pittsburgh, Pennsylvania
March 13, 2024